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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 27, 2007

ULittle Squaw Gold Mining Company

(Exact Name of Registrant as Specified in its Charter)

Alaska	001-06412	91-0742812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3412 S Lincoln Drive, Spokane WA	99203-1650
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: U(509) 624-5831

UN/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

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Item 8.01  Other Events

On November 27, 2007, Little Squaw Gold Mining Company (“Little Squaw” or “the Company”) announced that it has acquired the Marisol gold property located near the U.S. border south of Tucson in the State of Sonora, Mexico. The Company intends to launch a diamond core drilling program as soon as possible to test targets that have already been identified from the gold mining property’s historical database.

Little Squaw has formed and registered a wholly owned subsidiary, Minera LSG, S.A. de C.V. (“Minera LSG”), to hold the Company’s assets in Mexico. Minera LSG has an option to acquire 100 percent of the Marisol property mineral rights by making staged payments totaling $2,500,000 over five years, leaving a 1.25 percent net smelter return royalty that may be purchased for $1,500,000. A second agreement involving annual payments to surface owners for access, water usage, and rights to explore and develop the property has also been consummated. A finder’s fee is payable to an independent party.

For more information please see the press release attached as exhibit 99.1

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1  - Press Release, November 27, 2007

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Little Squaw Gold Mining Company (Registrant)

Dated: November 27, 2007	By: /s/ Ted R. Sharp
Ted R. Sharp Principal Financial Officer